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                                                                   Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in this Registration Statement on Form S-4 of Lucent Technologies, Inc. of our report dated May 5, 2004 except for certain information in Note 17 as to which the dates are May 21, 2004 and June 16, 2004, relating to the consolidated financial statements of Telica, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 23, 2004